Exhibit 23

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Richmond, Virginia

June 2, 2000